                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        CATELLUS DEVELOPMENT CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------
- ---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             [CATELLUS LETTERHEAD]

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Catellus Development Corporation which will be held at the Bank of America, Giannini Auditorium, 555 California Street, San Francisco, California on Wednesday, May 31, 1995, at 10:00 a.m. (local time).

     At the Annual Meeting, stockholders will be asked to elect eleven directors. Information about this matter is contained in the attached Proxy Statement.

     The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     I sincerely hope you will be able to attend the Annual Meeting and look forward to seeing you on May 31, 1995.

                                          Sincerely,


                                          /s/  NELSON C. RISING
                                          Nelson C. Rising
                                          President and Chief Executive Officer

April 5, 1995

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 31, 1995

     The Annual Meeting of Stockholders of Catellus Development Corporation (the "Company") will be held on Wednesday, May 31, 1995, at 10:00 a.m. (local time) at the Bank of America, Giannini Auditorium, 555 California Street, San Francisco, California for the following purposes:

     (1) To elect eleven directors; and

     (2) To transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 3, 1995 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

     Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope, so that your shares of stock may be represented at the meeting.

                                          By Order of the Board of Directors,

                                          /s/  MAUREEN SULLIVAN
                                          Maureen Sullivan
                                          Secretary

April 5, 1995
San Francisco, California

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished to the stockholders of Catellus Development Corporation (the "Company") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on Wednesday, May 31, 1995, at 10:00 a.m. (local time) and at any adjournment thereof. The Annual Meeting of Stockholders will be held at the Bank of America, Giannini Auditorium, 555 California Street, San Francisco, California.

     This solicitation is being made on behalf of the Board of Directors of the Company, whose principal executive offices are located at 201 Mission Street, San Francisco, California 94105, telephone (415) 974-4500. This Proxy Statement, proxy card and Notice of Annual Meeting of Stockholders and the Company's 1994 Annual Report are being mailed to stockholders on or about April 5, 1995.

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement.

     Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company at the address of the Company indicated above, which notice may be given by the filing of a duly elected proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     Stockholders of record at the close of business on April 3, 1995 are entitled to notice of and to vote at the Annual Meeting. On April 3, 1995, the issued and outstanding voting securities of the Company consisted of 72,967,236 shares of Common Stock, each of which is entitled to one vote in the election of directors and on any other matters which may properly come before the Annual Meeting or any adjournment thereof and may properly be voted upon.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of any business. Assuming the presence of a quorum, the election of directors will require the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting.

     The inspector of elections appointed by the Company will count all votes cast in person or by proxy at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

     The cost of this proxy solicitation will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock held of record by such persons. The Company will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not receive additional compensation therefor, by personal contact or by telephone or other means of communication.

                             ELECTION OF DIRECTORS

     Eleven directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following table presents information regarding each nominee to be presented by the Board of Directors for election as a director of the Company at the Annual Meeting. Each nominee has indicated his or her willingness to serve if elected, but if any nominee should become unable to serve, the proxies solicited hereby will be voted for the election of such other person or persons as the Board of Directors, acting in accordance with the BAREIA Agreement described below (see "Arrangements Regarding Nominees"), shall select. The information below concerning each nominee has been furnished to the Company by such nominee.
                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                                           YEAR
                                                                                           FIRST
                                                                                         ELECTED A
    NAME OF NOMINEE                        BUSINESS EXPERIENCE                   AGE     DIRECTOR
- -----------------------     -------------------------------------------------    ---     ---------
Joseph F. Alibrandi         Chairman since 1985, President from 1970 to 1985,
                            and Chief Executive Officer from 1974 to 1994, of
                            Whittaker Corporation (a diversified company with
                            business activities in the aerospace field); and
                            Chairman since October 1991, and Chief Executive
                            Officer from October 1991 to October 1992, of
                            BioWhittaker, Inc. (a diversified company with
                            business activities in the biotechnology field).
                            Director of Whittaker Corporation, BioWhittaker,
                            Inc., Jacobs Engineering Group, Santa Fe Pacific
                            Corporation, Bank of America NT & SA and
                            BankAmerica Corporation.                             66         1989

Daryl J. Carter             Co-Chairman, Carter Primo Chesterton, L.P. (a
                            real estate investment management company) since
                            1992. From 1990 to 1992, President, Carter
                            Property Company (a real estate asset management
                            company). From 1985 to 1990, Vice President,
                            Westinghouse Credit Corporation (real estate
                            investment).                                         39           (1)

Darla Totusek Flanagan      General Partner, Fowlershore & Flanagan (a real
                            estate investment company), and Managing Director
                            of Realty Managers, Inc. (a real estate
                            investment management firm associated with JMB
                            Realty Corporation) since 1994. From 1991 to
                            1994, Managing Director, JMB Institutional Realty
                            Advisors, Inc. (a real estate investment
                            company). From 1987 to 1991, Senior Vice
                            President of JMB Realty Corporation (a real
                            estate manager and owner).                           37         1989

Christine Garvey            Executive Vice President, Corporate Real Estate,
                            OREO Sales and Property Management, of Bank of
                            America since 1992. Senior Vice President (OREO
                            Division) of Security Pacific Bank from 1991 to
                            1992. Senior Vice President (Manager, Corporate
                            Real Estate Department) of Wells Fargo Bank from
                            1986 to 1991.                                        49           (1)

Judd D. Malkin              Chairman of JMB Realty Corporation (a real estate
                            manager and owner) since 1971. Director of Urban
                            Shopping Centers, Inc.                               57         1990

                                                                                           YEAR
                                                                                           FIRST
                                                                                         ELECTED A
    NAME OF NOMINEE                        BUSINESS EXPERIENCE                   AGE     DIRECTOR
- -----------------------     -------------------------------------------------    ---     ---------
Nelson C. Rising            President and Chief Executive Officer of the
                            Company since September 15, 1994. From 1984 to
                            September 1994, Senior Partner of Maguire Thomas
                            Partners, Inc. (a commercial real estate
                            developer).                                          53         1994

Joseph R. Seiger            Chairman of the Board of Directors of the Company
                            since July, 1994. Since 1973, Founding Partner,
                            Vintage Properties (a residential and commercial
                            real estate developer).                              52         1993

Jacqueline R. Slater        Managing Director, Portfolio Disposition,
                            Structured Finance, Commercial Mortgage and
                            Securitization, Chemical Bank Real Estate Finance
                            since 1990. Senior Vice President, Corporate
                            Finance, of Chemical Bank since 1983.                42         1993

Thomas M. Steinberg         Manager and supervisor of various investments for
                            members of the Laurence A. Tisch and Preston R.
                            Tisch families since September 1991. From June
                            1989 to August 1991, acted as a real estate
                            investor.                                            38         1994

Tom C. Stickel              Founder/Chairman of American Partners Capital
                            Group (a corporation specializing in pension fund
                            investments design and development) since 1994.
                            Founder and, from 1992 to 1994, Chairman of
                            American Partners (a corporation specializing in
                            Latin American business development). From 1983
                            to 1992, Chairman and Chief Executive Officer of
                            TCS Enterprises, Inc. (a financial holding
                            company). Director of San Diego Gas and Electric
                            Company, O'Connor Group/RPT Trust and Del Mar
                            Thoroughbred Club.                                   46         1993

Beverly Benedict Thomas     Partner, UT Strategies (a public affairs firm).
                            From 1991 to 1995, Assistant Treasurer, State of
                            California. From 1984 to 1992, Partner, Unger
                            Thomas (a political consulting firm).                52           (1)

- ---------------
(1) First year nominated for election to the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

ARRANGEMENTS REGARDING NOMINEES

     Bay Area Real Estate Investment Associates L.P. ("BAREIA") and the Company are parties to an agreement dated as of January 14, 1993 (as amended February 4, 1993, the "BAREIA Agreement") pursuant to which BAREIA converted the Company's 13.5% Convertible Debenture due 1994 (the "Debenture") into 18,989,899 shares of Common Stock. Concurrently with the conversion, BAREIA purchased, in a private placement, 1,405,702 shares of the Company's $3.75 Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). An additional 2,044,297 shares of Series A Preferred Stock were sold concurrently by the Company in a public offering. The conversion and concurrent Series A Preferred Stock issuance were effected in February 1993.

     Until February 2003 (provided that the Company is publicly held and that BAREIA owns at least 5% of the outstanding Common Stock), the BAREIA Agreement entitles BAREIA to designate such number of directors (and requires BAREIA to vote its Common Stock) so that the proportion of affiliates of BAREIA serving as members of the Board of Directors (including nominees to the Board designated by BAREIA and proposed by the Nominating Committee) is approximately equal to BAREIA's percentage Common Stock ownership. However, if BAREIA owns 50% or more of the outstanding Common Stock, its nominees may include one-half of the total number of directors plus one; and if that percentage is less than 10% but at least 5%, BAREIA will be entitled to designate at least one director. During this ten-year period, BAREIA is also required under the BAREIA Agreement to vote its Common Stock to elect to the Board of Directors the Chief Executive Officer of the Company and at least two individuals selected by the Nominating Committee who are not employees of the Company or affiliates of BAREIA, Olympia & York SF Holdings Corporation or Itel Corporation. The BAREIA nominees for election as directors at the Annual Meeting include Ms. Flanagan, Mr. Malkin, Mr. Seiger, Ms. Slater and Mr. Stickel. If, prior to his or her election to the Board of Directors, a BAREIA nominee shall be unable or unwilling to serve as a director, or if a BAREIA nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term, BAREIA is entitled under the BAREIA Agreement to name a replacement nominee and is required to vote its shares in favor of the election of such nominee as a director of the Company.

     The proportion of BAREIA nominees on the Nominating Committee may not exceed BAREIA's percentage Common Stock ownership, except that one-half of the Nominating Committee is required to consist of nominees designated by BAREIA so long as BAREIA retains at least 35% of the outstanding Common Stock (and has not transferred beneficial ownership of any shares owned by it on February 11, 1993 after giving effect to the conversion of the Debenture and BAREIA's concurrent Series A Preferred Stock purchase).

     The BAREIA Agreement also provides that, as long as BAREIA owns at least 10% of the outstanding Common Stock, it will have the right to purchase a portion of any private equity offering of the Company equal to its then percentage Common Stock ownership.

     Under the terms of Mr. Rising's employment agreement with the Company, the Board of Directors is required, through December 31, 1997, to use its best efforts to cause Mr. Rising to continue to be elected as a member of the Board of Directors. See "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Rising."

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual fee of $15,000, a fee of $1,250 for each meeting of the Board of Directors attended (not including actions taken by written consent or, generally, special meetings held by telephone conference call), and an annual fee of $1,000 for each Committee of which the director is a member. Directors are also reimbursed for their out-of-pocket expenses for each Board or Committee meeting attended.

     Pursuant to the Company's Amended and Restated Executive Stock Option Plan (the "Executive Stock Option Plan"), each non-employee director receives an option to purchase 5,000 shares of Common Stock upon his or her initial appointment or election to the Board. Each option is exercisable in installments on a cumulative basis at a rate of 20% each year beginning on the first anniversary of the date of grant at an exercise price of 127.63% of the fair market value of the Common Stock on the grant date, increasing 5% on each anniversary of the date of grant commencing on the sixth anniversary of the grant date, and may be exercised until the tenth anniversary of the date of grant.

     On July 27, 1994, Mr. Seiger was elected Chairman of the Board to serve through December 31, 1995. As compensation for serving in this position, he will receive, in addition to the annual fee and meetings fees described above, a base salary of $150,000 per year, and, in the sole discretion of the Compensation and Benefits Committee and the Board of Directors, a bonus (payable after the end of his term as Chairman) to be determined on the basis of such Committee's and the Board's subjective evaluation of his performance as Chairman of the Board through December 31, 1995. Mr. Seiger also received an option to purchase 100,000 shares of Common Stock (subject to a condition which was satisfied in February 1995). The option is exercisable in full on July 27, 1995 at an exercise price of $6.975 per share (increasing by 5% on each anniversary of the date of grant commencing July 27, 1996) and expires on July 27, 2004. In addition,

Mr. Seiger served as the interim Chief Executive Officer of the Company from July 1, 1994 through September 15, 1994 and received a salary in the amount of $125,000 for his services in that position.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held nine meetings during the Company's last full fiscal year. In 1994, each director attended at least 75% of the aggregate number of meetings of the Board and of each Committee of which such director was a member, other than Mr. Robert D. Krebs, who attended over 68% of such meetings.

BOARD COMMITTEES

     The Board of Directors has established a Policy Committee, an Audit Committee, a Compensation and Benefits Committee, a Finance Committee and a Nominating Committee. No member of these Committees, other than the Policy Committee and the Finance Committee, may be an employee of the Company.

     The Policy Committee is presently composed of Messrs. Malkin and Seiger, Ms. Slater and Mr. Robert D. Krebs (who is not standing for re-election as a director of the Company at the Annual Meeting). The function of the Policy Committee is to discuss major issues confronting the Company and, during the period from February 1994 to September 1994, was also to search for a new Chief Executive Officer for the Company. The Policy Committee was formed in February 1994 and is chaired by Mr. Malkin. The Policy Committee met six times in 1994.

     The Audit Committee is presently composed of Ms. Flanagan, Messrs. Steinberg and Stickel and Mr. Gary M. Goodman (who is not standing for re-election as a director of the Company at the Annual Meeting). The functions of the Audit Committee are to recommend to the Board the independent public accountants to be engaged by the Company, and to review the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the internal audit staff and the independent public accountants. The Audit Committee met two times in 1994. The Audit Committee is chaired by Ms. Flanagan.

     The Compensation and Benefits Committee is presently composed of Messrs. Alibrandi, Steinberg and Stickel and Mr. John E. Zuccotti (who is not standing for re-election as a director of the Company at the Annual Meeting). The functions of the Compensation and Benefits Committee are to make recommendations to the Board with respect to compensation of officers of the Company who are also members of the Board (the Board has the sole power to set compensation levels for such officers), to exercise general review authority over compensation levels of all other corporate officers and key management personnel, to review, approve and recommend to the Board the terms and conditions of proposed incentive bonus plans applicable to such persons, to review annually compensation practices and salary administration procedures and generally to review and approve changes in existing employee benefit programs and adopt new programs. The Compensation and Benefits Committee met six times in 1994. The Compensation and Benefits Committee is chaired by Mr. Alibrandi.

     The Finance Committee is presently composed of Messrs. Goodman, Krebs and Steinberg and Ms. Slater. The function of the Finance Committee is to review financing arrangements and related matters that must be considered between regularly scheduled Board meetings. The Finance Committee met one time in 1994. The Finance Committee is chaired by Ms. Slater.

     The Nominating Committee is presently composed of Ms. Flanagan and Messrs. Alibrandi, Goodman, Krebs, Malkin and Stickel. The function of the Nominating Committee is to nominate persons for election or re-election to the Board. The Nominating Committee met twice in 1994. Ms. Flanagan and Messrs. Malkin and Stickel are designees of BAREIA to the Nominating Committee. See "ELECTION OF DIRECTORS -- Arrangements Regarding Nominees." The Nominating Committee is presently chaired by Mr. Krebs.

     The Nominating Committee will consider stockholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions should be sent in writing to the Secretary at the Company's address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with the written consent of the prospective nominee for consideration of his or her name by the Committee.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 1995, information with respect to the number of outstanding shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each of the named executive officers and all directors and executive officers of the Company as a group. Unless otherwise indicated, and except as such powers may be shared with their spouses under applicable law, the persons indicated below have sole voting power and investment power with respect to the shares of Common Stock shown as beneficially owned by them.


                                                                                         (C)
                                                 (A)                                  NUMBER OF
                                              NUMBER OF                               SHARES OF
                                              SHARES OF                              COMMON STOCK
                                                COMMON                                UNDERLYING
                                                STOCK                     (B)        UNEXERCISABLE
                                             BENEFICIALLY               PERCENT       OPTIONS AND
               BENEFICIAL OWNER                OWNED(1)               OF CLASS(2)     RIGHTS(3)
    ---------------------------------------  ------------             -----------    ------------
    Directors and Nominees
    Joseph F. Alibrandi....................         3,384(4)                  (5)          2,000
    Daryl J. Carter........................             0                    0%                0(6)
    Darla Totusek Flanagan.................         3,000(4)                  (5)          2,000
    Christine Garvey.......................             0                    0%                0(6)
    Gary M. Goodman........................         3,000(4)                  (5)          2,000
    Robert D. Krebs........................        34,664(4)                  (5)          2,000
    Judd D. Malkin.........................    37,760,342(4)(7)           46.8%            2,000
    Nelson C. Rising.......................             0                    0%          700,000
    Joseph R. Seiger.......................         2,000(8)                  (5)        103,000(9)
    Jacqueline R. Slater...................         2,000(8)                  (5)          3,000
    Thomas M. Steinberg....................         3,432(10)                 (5)          5,000
    Tom C. Stickel.........................         2,000(8)                  (5)          3,000
    Beverly Benedict Thomas................             0                    0%                0(6)
    John E. Zuccotti.......................         3,000(4)                  (5)          2,000
    Named Current Executive Officers
    Jeffrey K. Gwin........................        63,715(11)                 (5)        158,500
    Douglas B. Stimpson....................         2,987(12)                 (5)         77,500
    Named Former Executive Officers
    James W. Augustino.....................         3,333(13)                 (5)              0
    Thomas W. Gille(14)....................             0                    0%                0
    James G. O'Gara........................         4,461(15)                 (5)              0
    Vernon B. Schwartz(16).................         5,015                     (5)              0
    All current Directors and Executive
      Officers as a group (19 persons).....    37,933,993(7)(10)(17)      47.0%        1,676,500

- ---------------

 (1) Reflects shares of Common Stock with respect to which the named individuals or members of the specified group are deemed to be the beneficial owners as of the date indicated under rules promulgated by the Securities and Exchange Commission ("SEC").

 (2) Percentage ownership is determined in accordance with applicable SEC rules and does not take into account shares of Common Stock reported in column
     (c) above.

 (3) Reflects shares of Common Stock with respect to which the rights of the named individuals or members of the specified group to acquire beneficial ownership (i.e., through the exercise of an option or other right, the conversion of a security, the revocation or termination of a trust, or otherwise) first arise more than sixty days after the date indicated. Except as otherwise noted, column (c) reflects shares of Common Stock that may be acquired upon the exercise of stock options granted pursuant to the Incentive Stock Compensation Plan or the Executive Stock Option Plan.

 (4) Includes 3,000 shares of Common Stock which may be acquired upon the exercise of options granted to non-employee directors in February 1992 pursuant to the Executive Stock Option Plan.

 (5) Except as otherwise described in these notes, each person has beneficial ownership of less than 1% of the outstanding Common Stock.

 (6) If elected as a director at the Annual Meeting, the nominee will receive an option to purchase 5,000 shares of Common Stock pursuant to the Executive Stock Option Plan. See "ELECTION OF DIRECTORS -- Director's Compensation."

 (7) Includes 29,999,605 shares of Common Stock and 7,757,737 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock owned beneficially by BAREIA, as to which Mr. Malkin disclaims beneficial ownership. Mr. Malkin might be considered a controlling person of an affiliate of the general partner of BAREIA. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" at Note 2.

 (8) Includes 2,000 shares of Common Stock which may be acquired upon the exercise of options granted to non-employee directors in February 1993 pursuant to the Executive Stock Option Plan.

 (9) Includes 3,000 shares of Common Stock which may be acquired upon the exercise of options granted to Mr. Seiger pursuant to the Executive Stock Option Plan and 100,000 shares of Common Stock which may be acquired upon the exercise of options granted to Mr. Seiger as compensation for serving as Chairman of the Board. See "ELECTION OF DIRECTORS -- Director's Compensation."

(10) Includes 1,932 shares of Common Stock issuable upon conversion of 350 shares of Series A Preferred Stock owned beneficially by Mr. Steinberg.

(11) Includes 59,034 shares of Common Stock which may be acquired upon the exercise of options granted pursuant to the Incentive Stock Compensation Plan.

(12) Includes 1,995 shares of Common Stock which may be acquired upon the exercise of options granted pursuant to the Executive Stock Option Plan and 992 shares of Common Stock held for the benefit of Mr. Stimpson by the Trustee of the Profit Sharing & Savings Plan and Trust.

(13) All shares in column (a) are shares which may be acquired upon the exercise of options granted to Mr. Augustino pursuant to the Incentive Stock Compensation Plan. Mr. Augustino resigned as an executive officer effective December 31, 1994 and as an employee of the Company effective January 1, 1995.

(14) Mr. Gille resigned as an executive officer on December 23, 1994 and as an employee of the Company effective January 1, 1995.

(15) All shares in column (a) are shares which may be acquired upon the exercise of options granted to Mr. O'Gara pursuant to the Incentive Stock Compensation Plan. Mr. O'Gara resigned as an executive officer and as an employee of the Company effective January 1, 1995.

(16) Mr. Schwartz resigned as an executive officer and as an employee of the Company effective June 30, 1994.

(17) Includes (i) 5,327 shares of Common Stock which are held for the benefit of the executive officers by the Trustee of the Profit Sharing & Savings Plan and Trust, and (ii) 128,837 shares which may be acquired by directors and executive officers upon the exercise of options granted pursuant to the Incentive Stock Compensation Plan, the Stock Option Plan or the Executive Stock Option Plan.

     Except as described below, as of March 1, 1995, no director, nominee for director or executive officer of the Company beneficially owned shares of the Company's Series A Preferred Stock or Series B Preferred Stock. As of March 1, 1995, Mr. Steinberg beneficially owned 350 shares (representing less than 1% of the outstanding shares) of the Company's Series A Preferred Stock. Mr. Steinberg has sole voting and investment power with respect to these shares. In addition, as of March 1, 1995, BAREIA owned 1,405,702 shares (representing 40.7% of the outstanding shares) of the Company's Series A Preferred Stock. Mr. Malkin may be considered a controlling person of an affiliate of the general partner of BAREIA. Mr. Malkin has disclaimed beneficial ownership of these shares. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" at Note 2.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following is the only person or entity known to the Company to be the beneficial owner of more than five percent of the Common Stock. Except as indicated below, all information presented is as of March 15, 1995.

                                                              SHARES OF
                                                             COMMON STOCK
                         NAME AND ADDRESS                    BENEFICIALLY       PERCENT
                        OF BENEFICIAL OWNER                    OWNED(1)       OF CLASS(1)
        ---------------------------------------------------  ------------     -----------
        Bay Area Real Estate Investment Associates L.P.....   37,757,342(2)       46.8%(2)
          Mr. Judd D. Malkin
          Mr. Neil G. Bluhm
          c/o JMB Realty Corporation
          100 Bush Street
          San Francisco, California 94101

- ---------------

(1) Beneficial and percentage ownership are determined in accordance with applicable SEC rules.

(2) Includes 7,757,737 shares of Common Stock issuable to BAREIA upon conversion of the Series A Preferred Stock held by it. The Series A Preferred Stock is convertible at any time at a conversion price of $9.06 per share of Common Stock.

    JMB/Bay Area Partners, an Illinois general partnership, is the sole general partner, and the California Public Employees' Retirement System, a unit of an agency of the State of California ("CalPERS"), is the sole limited partner, with a 99.8% interest, of BAREIA. Messrs. Malkin and Bluhm are the Chairman and President, respectively, of the managing partner of JMB/Bay Area Partners. Messrs. Malkin and Bluhm might be considered to be controlling persons of JMB Realty Corporation, an affiliate of JMB/Bay Area Partners and its managing general partner.

REGISTRATION RIGHTS AGREEMENT

     The Company, BAREIA, Olympia and York SF Holdings Corporation ("O&Y Holdings") and Itel Corporation are parties to a Registration Rights Agreement (as amended, the "Registration Rights Agreement"). The Registration Rights Agreement generally permits any person (a "Holder") owning Registrable Securities (as defined below) to require the Company to file a registration statement under the Securities Act, at the Company's expense, covering not less than 20% of the Registrable Securities of such Holder (or a lesser percentage if the aggregate offering price after subtraction of underwriting discounts and commissions would exceed $40 million).

     Each Holder may demand two such registrations (four in the case of BAREIA), and may participate in registrations requested by any other Holder, subject to certain volume limitations. In addition, if at any time the Company proposes to register any Common Stock or other Company securities under the Securities Act in connection with a public offering of such securities solely for cash, each Holder has the right to request that any of its Registrable Securities be included in such registration statement, subject to certain volume limitations.

     The term "Registrable Securities" includes shares of Common Stock issued to BAREIA in December 1989 and shares of Common Stock issued to O&Y Holdings in 1990 in connection with the distribution by Santa Fe Pacific Corporation ("SFP") to its stockholders of the Common Stock held by SFP (the "Distribution"). The term also includes the Common Stock issued upon conversion of the Debenture formerly held by BAREIA, any Common Stock issued as a dividend or other distribution in connection with the foregoing holdings of Common Stock, and any equity securities purchased by BAREIA pursuant to the BAREIA Agreement (including shares of the Series A Preferred Stock (and shares of the Common Stock issued upon conversion thereof), but excluding shares of any class of capital stock purchased pursuant to a private placement (or acquired upon conversion) if that class of stock is not publicly traded at the time registration is requested). Shares of Common Stock cease to be classified as Registrable Securities once such shares have been registered under the Securities Act, distributed pursuant to Rule 144 or otherwise transferred without restriction upon subsequent transfer, or if such shares cease to be outstanding.

     COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") is responsible for administering the Company's executive compensation program. The Committee is composed of the non-employee directors whose names appear at the end of this report.

     The Committee has general review authority over compensation levels of all corporate officers and key management personnel, administers employee benefit and incentive compensation programs, and considers and recommends new benefit programs to the Board. In addition, the Committee is responsible for reviewing and recommending to the Board the compensation of Mr. Rising, who is the only Company officer who is also a member of the Board. The Board has the sole authority to set Mr. Rising's compensation. The Committee also reviews the individual performance of the other executives whose compensation is detailed in this Proxy Statement. The Committee takes into account the observations and subjective evaluations of Mr. Rising and, in general, confirms the recommendations for salary adjustments proposed by Mr. Rising.

     Set forth below is a report of the Committee addressing the Company's compensation policies for 1994 as they affected Mr. Rising, the Company's Chief Executive Officer, and Messrs. Stimpson, Gwin, Augustino, O'Gara and Gille, the five executive officers (together with Mr. Rising, the "Named Executives") who for 1994, were, in addition to Mr. Rising, the Company's six most highly paid executive officers. Also included in the report are comments concerning Vernon
B. Schwartz, the former Chief Executive Officer of the Company until June 30, 1994, and Joseph R. Seiger, who served as Acting Chief Executive Officer from July 1, 1994 through September 14, 1994. Ordinarily, the SEC's proxy rules require disclosure of compensation paid only to a company's Chief Executive Officer and up to the next four highest paid executive officers of the company. However, due to the Company's management changes occurring in 1994, compensation information is also required to be disclosed for an additional senior officer of the Company (who has since left the Company), as well as for Messrs. Schwartz and Seiger, each of whom served as Chief Executive Officer during the year.

OVERALL POLICY

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and long-term incentive opportunities. The program is intended to enable the Company to attract, motivate and retain senior management by providing a fully competitive total compensation package based on both individual and corporate performance, taking into account both annual and long-term performance goals, and recognizing individual initiative and achievements. It includes what the Committee believes are competitive base salaries which reflect individual performance; annual variable performance incentive opportunities

- ---------------

* The Compensation and Benefits Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

payable in cash; and programs contingent on the Company's long-term performance. The Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements aid in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, these elements play an important role in the total compensation packages for the Company's executive officers.

     The compensation policy of the Company is that a portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution by each officer. As a result, much of an executive officer's annual compensation is variable and is based on corporate and individual performance.

ANNUAL COMPENSATION PROGRAM

     Annual total cash compensation for senior management consists of base salary and, through December 31, 1994, awards under the Company's Annual Performance Bonus Program (the "Performance Bonus Program"). The Performance Bonus Program provided for the establishment of various annual performance goals which, if achieved, resulted in the payment of additional cash compensation to participants for that year. As of December 31, 1994, the Performance Bonus Program was terminated.

     Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at other real estate holding and development companies. Annual salary adjustments are determined by evaluating the financial performance of the Company and by subjectively evaluating the performance of each executive officer, and also by taking into account changing responsibilities. Where appropriate, the Committee considers non-financial performance measures, including such elements as the productivity of the relevant working group or business unit, contribution to corporate goals regarding employee morale and team-building, efficient use of corporate resources, promotion of favorable public opinion of the Company and its corporate image, employee retention and leadership development, and successful tenant and vendor relations. The Committee, however, does not apply any specific quantitative formula in making compensation decisions.

     Goals under the Performance Bonus Program for 1994 generally included corporate performance objectives (including cash flow objectives) and individual performance objectives. In 1994, corporate performance objectives were not met. Achievement of individual objectives, which accounted for 80% of the Performance Bonus Program payout potential, was evaluated on a subjective basis by Mr. Rising. Remaining officers and employees received, on average, approximately 20% of the maximum payout under the Performance Bonus Program. Certain persons received higher annual bonuses for extraordinary performance in the restructuring effort. Individual goals were established annually by senior management and approved by the Chief Executive Officer.

     For 1995, the Board has authorized an Annual Bonus Program (the "1995 Program"). Under the 1995 Program, individual performance goals are being set by the Chief Executive Officer for each participant and final bonuses, if any, will be based upon a review of the fulfillment of the selected objectives.

     The salary and bonus paid during 1994 to Mr. Rising were based on the terms of his employment agreement with the Company. See "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Rising."

LONG-TERM INCENTIVE PROGRAM

     The long-term incentive program for senior management has consisted of two types of awards, cash bonuses and stock options. All of the senior executive officers participated in this long-term program. The primary purpose of the program has been to offer an incentive for long term performance of the Company.

     The Long-Term Incentive Compensation Plan ("LICP") provided for a bonus based on the compound annual growth of the Company's stockholders' equity (on a current value basis) for the five-year period from January 1, 1992 through December 31, 1996. No awards would be payable to senior executive officers unless the annual compound growth in current value stockholders' equity over the period exceeded goals established by the Committee. To date, that growth has not been achieved. In any event, following approval by stockholders of an amendment to the original Executive Stock Option Plan at the 1994 Annual Meeting, the LICP and all awards to be made thereunder have been terminated.

     The Executive Stock Option Plan is intended to create a long term incentive to create growth in stockholder value. Options may be granted under the Executive Stock Option Plan to senior managers of the Company at the discretion of the Committee. Unless otherwise provided for by the Committee, the exercise price for all options granted to senior managers is the fair market value on the date of the grant, increasing 5% on each anniversary of the grant date. These "premium priced" options will have no realizable value to the optionees unless the market price of the Common Stock increases more than 5% a year, compounded annually, over the five-year period. The Committee does not apply any specific quantitative formula in determining the size of option grants under the Executive Stock Option Plan.

     The Committee concluded that the new options under the Executive Stock Option Plan, coupled with the termination of awards under the LICP, would more closely align management's long-term incentive compensation with increased stockholder value, as reflected in stock performance. The Committee also concluded that the vesting of the options based on increased Common Stock price, together with the "front loading" of the options to senior managers (i.e., the grant of a higher number of stock options with a longer vesting period (unless common stock target prices are met) than a normal grant), would better align management's interests with stockholder focus and the long-term horizons of a real estate company.

     Pursuant to the terms of his employment agreement with the Company, Mr. Rising received an option grant under the Executive Stock Option Plan in July 1994 as part of his compensation for 1994. See "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Rising." All of the executive officers named in the Summary Compensation Table also received grants in 1994 except for Mr. Schwartz.

AGREEMENT WITH MR. SCHWARTZ

     Vernon B. Schwartz resigned as Chief Executive Officer of the Company effective June 30, 1994. The material terms of Mr. Schwartz's severance agreement with the Company are summarized under "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Schwartz."

     At the request of the Committee, the Policy Committee negotiated Mr. Schwartz' severance compensation. The Policy Committee recommended its final approval to the Board on the basis of Mr. Schwartz' agreement to assist the Company in effecting an orderly management transition, and that Mr. Schwartz would not be eligible to participate in the Performance Bonus Program or to receive any long-term incentive compensation potential for his services to the Company in 1994.

TAX MATTERS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility for federal income tax purposes of certain compensation paid to "covered employees," which term ordinarily includes at least the Chief Executive Officer and the four other most highly compensated officers of the Company, as of the end of a performance year. The Company intends to take the necessary steps to conform its compensation to comply with the limitations or, if this is not feasible in any given circumstance, to mitigate the negative impact of this Code provision on stockholders.

                Joseph F. Alibrandi             Tom C. Stickel
                Thomas M. Steinberg             John E. Zuccotti

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

AGREEMENT WITH MR. RISING

     The Company and Mr. Rising entered into an Employment Agreement dated as of July 27, 1994 and pursuant to which Mr. Rising serves as President and Chief Executive Officer of the Company. The Employment Agreement also requires the Board of Directors, through December 31, 1997, to use its best efforts to cause Mr. Rising to be elected as a member of the Board of Directors.

     The Employment Agreement with Mr. Rising provides for a minimum base salary of $350,000 per year and for an annual target bonus of between 50% and 75% of base salary through December 31, 1995; provided, however, that for the period from September 15, 1994 through December 31, 1994, Mr. Rising would receive a guaranteed bonus of $51,000, and for 1995, Mr. Rising would receive a guaranteed bonus of $175,000 (subject to increase to $262,000 if he meets certain maximum qualitative performance standards established by the Board). While no bonuses are guaranteed under the Employment Agreement for 1996 or 1997, Mr. Rising's target bonus for each of such years is equal to 50% of his base salary, with a maximum annual bonus opportunity of 100% of base salary (subject to attainment of certain individual and corporate objectives to be determined by the Board of Directors prior to November 30 of the preceding year). In addition to Mr. Rising's salary and bonus, the Company paid Mr. Rising $175,000 in 1994 in lieu of reimbursement of certain relocation expenses, and also paid approximately $20,000 of legal and consultant's fees incurred by Mr. Rising in connection with the negotiation and preparation of the Employment Agreement. Mr. Rising is also entitled under the Employment Agreement to receive four weeks of paid vacation each year, payment of disability insurance premiums and such other benefits and perquisites as are made available by the Company from time to time to other members of the Company's senior management.

     The Employment Agreement also provides for the grant to Mr. Rising of options to purchase an aggregate of 700,000 shares of Common Stock pursuant to the Executive Stock Option Plan. The first option has a term of 10 years and the second option has a term of 7 years. Each of the options is for 350,000 shares and becomes exercisable in three equal annual installments beginning January 1, 1996, with full vesting occurring on January 1, 1998, subject to accelerated vesting upon certain events relating to termination of Mr. Rising's employment as described below. Each of the options also has an initial exercise price of $6.975 per share, which increases by 5% each January 1 (commencing January 1,
1996) for the term of the option.

     The Employment Agreement expires on December 31, 1997 (the "Expiration Date") unless earlier terminated as described below. The Company may unilaterally elect to terminate the Employment Agreement prior to such date only on account of Mr. Rising's death, "permanent disability" (as defined in the Employment Agreement) or otherwise for "cause" (defined in the Employment Agreement to include the willful and continued failure by Mr. Rising to perform his material duties or the engaging by Mr. Rising in egregious misconduct involving serious moral turpitude). Mr. Rising may elect to terminate the Employment Agreement upon thirty (30) days advance written notice to the Company. In the event of any termination of Mr. Rising's employment prior to the Expiration Date, Mr. Rising is entitled to receive his salary through the date of termination, an amount in respect of any unused vacation days (as determined in accordance with effective Company policy) and any other amounts or benefits payable under the Company's employee benefit plans. In all cases other than a termination for cause or on account of Mr. Rising's resignation, Mr. Rising is also entitled to receive a pro rata share of his target bonus payment for the year in which the termination occurs. If the Company terminates Mr. Rising's employment without cause, or if Mr. Rising is "constructively discharged" (defined in the Employment Agreement to include (among other things) the assignment of duties inconsistent with the position of President and Chief Executive Officer, the failure to be elected to such offices or as a member of the Board of Directors, a reduction in salary or certain geographic relocations), then in addition to the amounts described above, Mr. Rising will also be entitled to receive his base salary through the Expiration Date (up to a maximum of two years) and his stock options will become immediately exercisable in full.

     In the event Mr. Rising is constructively discharged or terminated without cause within twelve months after the occurrence of a "change in control" of the Company, then in lieu of the benefits described above, Mr. Rising shall be entitled to receive a lump sum payment in an amount which is equal to three times the

"base amount" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (subject to certain limitations contained in such section). In addition, the stock options granted to Mr. Rising shall become immediately exercisable in full. For purposes of the Employment Agreement, a "change in control" is defined generally to include the following: (i) certain acquisitions of 25% or more of the combined voting power of the then outstanding shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors, or (ii) the failure of persons currently serving on the Board of Directors, together with persons nominated by at least a majority vote of the continuing directors, to constitute at least a majority of the Board, or (iii) approval by the Company's stockholders of any reorganization, merger or consolidation of the Company in which the beneficial owners of the Common Stock and other voting securities of the Company immediately prior to such transaction fail to beneficially own at least 50% of the combined voting power of all securities entitled to vote generally in the election of directors following any such transaction, or (iv) approval by the Company's stockholders of any complete liquidation or dissolution of the Company, or of any sale or other disposition of all or substantially all of the Company's assets.

AGREEMENT WITH MR. SCHWARTZ

     Vernon B. Schwartz resigned as Chief Executive Officer of the Company effective June 30, 1994. Pursuant to an agreement between the Company and Mr. Schwartz dated February 22, 1994, Mr. Schwartz agreed to remain in the employ of the Company until June 30, 1994. Mr. Schwartz was paid $225,000 through June 30, 1994, and was paid $654,375 upon termination of his employment. In addition, the Company accelerated the vesting of certain stock options that previously had been granted to Mr. Schwartz in March 1993.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1994, December 31, 1993 and December 31, 1992 to the Named Executives indicated below.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION                AWARDS
                                           ---------------------------------------   ------------
                                                                         OTHER        SECURITIES
                                                                         ANNUAL       UNDERLYING     ALL OTHER
                                                                      COMPENSATION   OPTIONS/SARS   COMPENSATION
                                    YEAR   SALARY($)    BONUS($)(1)      ($)(2)          (#)           ($)(3)
                                    ----   ---------    -----------   ------------   ------------   ------------
Current and Interim Executive
  Officers
Nelson C. Rising                    1994    134,857        77,576        197,422(4)     700,000             --
  Chief Executive Officer
  (9/15/94-present)
Joseph R. Seiger                    1994    168,750(5)         --             --        100,000         24,917(6)
  Chairman of the Board
  (7/1/94-present)
  Interim Chief Executive Officer
  (7/1/94-9/14/94)
Douglas B. Stimpson                 1994    124,167        91,250(7)          --         67,500          7,115
  Vice President Finance            1993    113,750        32,200             --             --          6,784
                                    1992     99,533        40,000             --         10,000          5,972
Jeffrey K. Gwin                     1994    150,000        51,000(7)          --         68,500          7,632
  Vice President                    1993    150,000        22,500             --             --          7,509
  Development                       1992    150,000        31,500             --         90,000          7,375

Former Executive Officers
Vernon B. Schwartz                  1994    225,000            --             --             --        659,007(8)
  Chairman of the Board,            1993    450,000       320,625             --             --          9,226
  Chief Executive Officer           1992    450,000       408,500             --        418,000          8,952
  and President (through 6/30/94)
James G. O'Gara                     1994    150,000        22,500                       101,500        112,390(9)
  Senior Vice President             1993    150,000        54,000             --             --          7,509
                                    1992    150,000        80,700             --         90,000          7,375
Thomas W. Gille                     1994    150,000        55,038                       110,000         39,913(10)
  Vice President                    1993    150,000        81,000             --             --          7,509
  Asset Management                  1992    150,000        58,125             --         50,000          7,375
James W. Augustino                  1994    135,000        16,200             --         85,000         98,197(11)
  Vice President                    1993    135,000        28,350             --             --          7,209
  Development                       1992    135,000        56,700             --         90,000          7,075

- ---------------

 (1) Unless otherwise noted, bonus amount for any year represents the amount earned for that fiscal year pursuant to the Performance Bonus Program. This amount is paid in the following fiscal year, and is excluded from the year of payment.

 (2) Except in the case of Mr. Rising (see note 4 below), Other Annual Compensation in the form of the value of certain perquisites and other personal benefits did not, in the aggregate, exceed the lower of $50,000 or 10% of the aggregate salary and bonus compensation earned by any of the Named Executives during any of the applicable reporting periods.

 (3) Unless otherwise noted, represents the amount of the Company's contributions for the year pursuant to the Profit Sharing & Savings Plan and Trust.

 (4) Includes payment to Mr. Rising of $175,000 in lieu of relocation benefits and payment of $19,797 for legal and compensation consulting services rendered to Mr. Rising in connection with the negotiation and preparation of his employment agreement with the Company. The Company also provided

     Mr. Rising with an automobile allowance of $2,625. See "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Rising."

 (5) Includes $43,750 paid to Mr. Seiger in his capacity as Chairman of the Board. See "ELECTION OF DIRECTORS -- Directors' Compensation."

 (6) Amount represents annual director and meeting fees paid to Mr. Seiger. See "ELECTION OF DIRECTORS -- Directors' Compensation."

 (7) Includes special bonuses payable to Messrs. Stimpson and Gwin in the amount of $31,250 and $15,000, respectively, for their roles in the Company's restructuring program.

 (8) Mr. Schwartz resigned as an executive officer and employee of the Company effective June 30, 1994. Amount of Other Compensation includes $4,632 representing the amount of the Company's contribution for the year pursuant to the Profit Sharing & Savings Plan and Trust; and $654,375 as severance paid upon termination of Mr. Schwartz' employment with the Company. See "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Schwartz."

 (9) Mr. O'Gara resigned as an executive officer and employee of the Company effective January 1, 1995. Amount of Other Compensation for 1994 includes $7,632 representing the amount of the Company's contribution for the year pursuant to the Profit Sharing & Savings Plan and Trust; $75,000 as severance paid upon termination of Mr. O'Gara's employment with the Company; and $29,758 as payment in lieu of unused vacation and sick leave.

(10) Mr. Gille resigned as an executive officer of the Company on December 23, 1994 and as an employee of the Company effective January 1, 1995. Amount of Other Compensation for 1994 includes $7,632 representing the amount of the Company's contribution for the year pursuant to the Profit Sharing & Savings Plan and Trust; $25,962 as severance paid upon termination of Mr. Gille's employment with the Company; and $6,319 as payment in lieu of unused vacation and sick leave.

(11) Mr. Augustino resigned as an executive officer of the Company effective December 31, 1994 and as an employee of the Company effective January 1, 1995. Amount of Other Compensation for 1994 includes $7,342 representing the amount of the Company's contribution for the year pursuant to the Profit Sharing & Savings Plan and Trust; $36,346 as severance paid upon termination of Mr. Augustino's employment with the Company; $35,000 as a special termination bonus; and $19,509 as payment in lieu of unused vacation and sick leave.

STOCK OPTIONS

     The following table presents information concerning the options granted to each of the Named Executives during 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------
              (A)                     (B)               (C)              (D)           (E)            (F)
                                   NUMBER OF
                                   SECURITIES     PERCENT OF TOTAL
                                   UNDERLYING         OPTIONS          EXERCISE                      GRANT
                                    OPTIONS          GRANTED TO        OR BASE                        DATE
                                    GRANTED         EMPLOYEES IN        PRICE       EXPIRATION      PRESENT
              NAME                   (#)(1)         FISCAL YEAR         ($/SH)       DATE(2)        VALUE(3)
- --------------------------------   ----------     ----------------     --------     ----------     ----------
Current and Interim Executive
  Officers
Nelson C. Rising................     350,000(4)         16.8%            6.975        01/26/01     $1,116,500
                                     350,000(4)         16.8%            6.975        01/26/04        934,500
Joseph R. Seiger................     100,000(5)          4.8%            6.975        07/27/04        424,000
Douglas B. Stimpson.............      67,500(6)          3.2%            7.775        01/31/04        305,100
Jeffrey K. Gwin.................      68,500(6)          3.3%            7.775        01/31/04        309,620

Former Executive Officers
Vernon B. Schwartz(7)...........           0               0%               --              --             --
James G. O'Gara(8)..............     101,500(6)          4.9%            7.775        01/31/04        458,780
Thomas W. Gille(9)..............     110,000(6)          5.3%            7.775        01/31/04        497,200
James W. Augustino(10)..........      85,000(6)          4.0%            7.775        01/31/04        384,200

- ---------------

 (1) Except in the case of options granted to Mr. Seiger, all options reflected in the table were granted pursuant to the terms of the Executive Stock Option Plan. The Executive Stock Option Plan is administered by the Committee, which has full power to adopt and amend rules to implement the terms of the Executive Stock Option Plan. Options granted under the Executive Stock Option Plan are exercisable for cash or any other property (including already owned shares of Common Stock) deemed acceptable by the Committee.

 (2) Options are subject to earlier termination in certain events following termination of employment. To the extent that stock options awarded to an executive officer under the Executive Stock Option Plan have become exercisable prior to the officer's resignation or termination of employment with the Company (other than for cause or in the event of death or disability), such options remain exercisable in accordance with their terms for up to three months following the officer's termination date. However, if such officer engages in activity in competition with the Company, divulges confidential information or otherwise is terminated for cause, such unexercised options are immediately forfeited. All options which have not yet become exercisable prior to the officer's termination date automatically terminate on such date. In the event employment is terminated by reason of death, any unexercised portion of the option that is or becomes vested upon death will remain exercisable for a period of one year following the date of death. If the officer retires at or after age 65, ceases to be an employee due to disability or in the event of death prior to the vesting date, the number of shares deemed vested shall equal the greater of (i) one fifth times the number of option shares for each full year of service up to five years, or (ii) the number of shares vested as of the date of termination of employment. All options reported in column (b) for Messrs. O'Gara, Gille and Augustino expired on or before April 1, 1995.

(3) As permitted under SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Each of the values reported in the table is calculated on the assumption that the option is exercised at the end of the option term. The following additional assumptions have been made for purposes of calculating the grant date present value for all options shown in the table other than those for Mr. Rising: for the options granted to Mr. Seiger, the assumptions are volatility at .3276, dividend yield at 0% and risk-free rate of return at 7.56%; for options granted to the other executive officers, the assumptions are volatility at .3272, dividend yield at 0% and risk-free rate of return at 5.87%. At the time of grant of the stock options to Mr. Rising, the Policy Committee of the Board retained an independent compensation consulting firm to assist it in valuing such options. The following Black-Scholes assumptions have been made for purposes of calculating the grant date present value of the options granted to Mr. Rising: volatility at .3203, dividend yield at 0% and risk-free rate of return at 7.35%. In all cases, the calculation of the grant date present value does not include any adjustments for non-transferability of the options or for risk of forfeiture.

 (4) Options were granted to Mr. Rising pursuant to his Employment Agreement with the Company. For a description of the material terms of each grant, see "EMPLOYMENT AND SEVERANCE AGREEMENTS -- Agreement with Mr. Rising."

 (5) The option granted to Mr. Seiger is exercisable in full on July 27, 1995 at a price of $6.975 per share, which shall increase by 5% compounded annually, on January 1 of each year, commencing January 1, 1996. In the event of termination of Mr. Seiger's service as a director, the vested but unexercised portion of the option shall be exercisable for a period of three months. In the event Mr. Seiger ceases to be a director because of death, and the option has vested, the unexercised portion of the option shall be exercisable for one year after such death. If Mr. Seiger ceases to be a director by reason of disability or death and the option has not vested, a fraction of the option shall vest equal to the number of months elapsed from the date of grant to the date of such termination divided by
     12. In addition, the option is immediately exercisable in the event of a "change of control" (defined in the option agreement in substantially the same manner as is set forth in Mr. Rising's Employment Agreement).

 (6) Options become exercisable on the date which is nine years and nine months from the grant date; provided, however, that such options become exercisable in installments, commencing three years from the date of grant, when the fair market value of a share of Common Stock reaches the specified sales price for any ten consecutive trading days: (i) as to one-third of the option shares, $12.00; (ii) as to two-thirds of the option shares, $15.00; and (iii) as to the entire award, $20.00. In the event of a change in control, the options are exercisable as set forth in the preceding sentence without regard for the period of time elapsed from the date of the grant. Under the applicable option agreement, a "change in control" is defined as any acquisition of voting securities of the Company by any person or group (other than the Company and certain existing 5% shareholders) immediately after which such person or group beneficially owns more than 50% of the combined voting power of the Company's then outstanding voting securities.

 (7) Mr. Schwartz resigned as an executive officer and employee of the Company effective June 30, 1994.

 (8) Mr. O'Gara resigned as an executive officer and employee of the Company effective January 1, 1995.

 (9) Mr. Gille resigned as an executive officer of the Company on December 23, 1994 and as an employee of the Company effective January 1, 1995.

(10) Mr. Augustino resigned as an executive officer of the Company on December 31, 1994 and as an employee of the Company effective January 1, 1995.

     None of the Named Executives exercised options during 1994 or held "in-the-money" options at the end of the 1994 fiscal year. The following table sets forth the number of unexercised options held as of December 31, 1994 (divided between exercisable and unexercisable options).

                        FISCAL YEAR-END OPTION HOLDINGS

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED
                                                        OPTIONS AT DECEMBER 31, 1994
                                                      ---------------------------------
                              NAME                    EXERCISABLE         UNEXERCISABLE
            ----------------------------------------  -----------         -------------
            Current and Interim Executive Officers
            Nelson C. Rising........................          0              700,000
            Joseph R. Seiger........................      2,000              103,000
            Douglas B. Stimpson.....................      1,995               77,500
            Jeffrey K. Gwin.........................     59,034              158,500

            Former Executive Officers(1)
            Vernon B. Schwartz(2)...................          0                    0
            James G. O'Gara(3)......................      4,461              191,500
            Thomas W. Gille(4)......................          0              160,000
            James W. Augustino(5)...................      3,333              175,000

- ---------------

(1) All options reported for former executive officers expired on or before April 1, 1995.

(2) Mr. Schwartz resigned as an executive officer and employee of the Company effective June 30, 1994.

(3) Mr. O'Gara resigned as an executive officer and employee of the Company effective January 1, 1995.

(4) Mr. Gille resigned as an executive officer of the Company on December 23, 1994 and as an employee of the Company effective January 1, 1995.

(5) Mr. Augustino resigned as an executive officer of the Company effective December 31, 1994 and as an employee of the Company effective January 1, 1995.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

     The following is a comparison of the cumulative total stockholder return on a $100 investment in the Company's Common Stock with the cumulative total return, including reinvestment of dividends, of a $100 investment in the Standard & Poor's 500 Composite Stock Index and in a peer group index for the period from December 4, 1990 (the day the Common Stock commenced trading). The total return on the Company's Common Stock is measured by dividing the difference between the Common Stock price at the end and the beginning of the measurement period by the Common Stock price at the beginning of the measurement period.

                        CATELLUS DEVELOPMENT CORPORATION
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     DECEMBER 4, 1990 TO DECEMBER 31, 1994


                                                                  SELECTED
                                 CATELLUS                        REAL ESTATE
      MEASUREMENT PERIOD        DEVELOPMENT                       OPERATING
    (FISCAL YEAR COVERED)       CORPORATION       S&P 500        COMPANIES(1)
          12/4/90                   100             100              100
          12/31/90                   98             125              118
          12/31/91                   68             131              105
          12/31/92                   78             140              121
          12/31/93                   59             138              111
          12/31/94                   58             146              118

Note:  (1) The peer group index includes the following companies: American Real
           Estate Partners L.P., The Arlen Corp., Bradley Real Estate Trust SBI, Catellus Development Corporation, Arbor Property Trust, Forest City Enterprises, Inc., First Union Real Estate Equity & Mortgage Investments SBI, Koger Equity, National Realty, L.P., The Newhall Land and Farming Company, Presidential Realty Corp., and the Rouse Company.

- ---------------

 * This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. These persons are required by regulation of the Commission to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1994, except as described in the following sentences, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements. Mr. Steinberg failed to timely file a Form 4 to report the purchase of 1,500 shares of Common Stock. The Company had agreed with Mr. Steinberg to arrange for the filing of the Form 4 on his behalf. Although Mr. Steinberg provided the Form 4 to the Company sufficiently in advance of the required filing date, the Company did not forward it to the Commission in a timely manner.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH SFP AND ITS AFFILIATES

     Mr. Krebs, who presently serves as a director of the Company, is also Chairman, President and Chief Executive Officer of SFP and Chairman and Chief Executive Officer of the Atchison, Topeka and Santa Fe Railway Company ("ATSF"). Prior to the Distribution, the Company, SFP, ATSF and their affiliates had from time to time entered into intercompany transactions and agreements incident to their respective businesses. Substantially all such intercompany transactions were terminated in December 1989 upon the sale of Common Stock to BAREIA. The Company entered into several other agreements with SFP, ATSF or their affiliates described below at the time of the sale of Common Stock to BAREIA.

     SFP LEASE. SFP leases approximately 250,000 feet of office space in Chicago from the Company for an annual rental of approximately $7 million for 1992 through 1994. SFP may terminate the lease after April 1, 1995; however, over 90% of SFP's space has been leased to tenants who currently pay rent at the rate of approximately $5 million per year. Any leases of SFP's space existing at the time of SFP's lease termination would remain in place.

     PROPERTY MANAGEMENT AGREEMENT. In November 1989, the Company entered into a Management Agreement with ATSF pursuant to which the Company agreed to act as exclusive management and selling agent for ATSF's non-operating railroad property located in Arizona, California, Colorado, Illinois, Iowa, Kansas, Louisiana, Missouri, Nebraska, New Mexico, Oklahoma and Texas. The Management Agreement was negotiated and extended in 1994, and is subject to termination by either party on 180 days prior written notice to the other party. The earliest possible termination date is December 31, 1995. ATSF has agreed to pay certain management fees and sales commissions to the Company with respect to the managed properties and fees for consulting services. The Company earned $4.2 million in 1994 for fees and commissions under the Management Agreement.

     EXPLORATION AGREEMENT WITH SANTA FE PACIFIC GOLD CORPORATION. In 1989, the Company entered into an Exploration Agreement and Option to Lease (the "Exploration Agreement") with Santa Fe Pacific Minerals Corporation (now known as Santa Fe Pacific Gold Corporation ("SFP Gold")), which until September 30, 1994 was a wholly owned subsidiary of SFP. Under the Exploration Agreement, the Company granted to SFP Gold the exclusive use of any and all rights the Company may have to conduct all activities relating to the discovery and evaluation of minerals on the Company's mountain and desert property in Utah and Nevada and certain desert property in California (the "Subject Lands"). The Company has the right to terminate the Exploration Agreement as to any Subject Lands at the time it sells or exchanges such land, subject to SFP Gold's right of first refusal to purchase any Subject Lands on the same terms and conditions as are contained in a third party offer. SFP Gold is obligated to spend one dollar per acre per year on exploration activities on the Subject Lands. The Company also granted to SFP Gold an exclusive continuing option to acquire mining leases as to all or any portions of the Subject Lands, pursuant to which SFP Gold would pay a flat royalty and, if any minerals are mined and marketed, a production royalty to the Company. These leases can be acquired on SFP Gold's own behalf or on behalf of an unaffiliated third party, provided that SFP Gold remains fully liable to the Company for all obligations under the leases. The Exploration Agreement continues through December 31, 2014. As of December 31, 1994, 20,000 acres of the Company's land were subject to the Exploration Agreement. No payments were made to the Company by SFP Gold under the Exploration Agreement in 1994 as SFP Gold reduced the acreage subject to the Exploration Agreement in lieu of payments otherwise owed under the Exploration Agreement.

TRANSACTIONS WITH AFFILIATES OF BAREIA

     Mr. Malkin, who is a director of the Company, is also Chairman of the managing general partner of JMB/Bay Area Partners, which is the sole general partner (with less than a 1% interest) of BAREIA. Mr. Malkin may also be considered to be a controlling person of JMB Realty Corporation, an affiliate of JMB/Bay Area Partners and its managing general partner. In 1989, the Company entered into a joint venture with an affiliate of the general partner of BAREIA to own, develop and operate a 387-unit apartment complex in San Diego, California. Prior to the formation of the joint venture, the Company sold a 50% undivided interest in a parcel of land to the affiliate. Both parties subsequently contributed their respective 50% interests in this parcel of land to the joint venture for 50% equity interests in the joint venture. An affiliate of the general partner performed leasing and property management services for the apartment complex until December 1994. The total amount paid to the affiliate of the general partner for property management services during 1994 was $130,816.00.

     In addition, JMB Insurance Agency, Inc., a corporation beneficially owned in part by Mr. Malkin and members of his family, functioned as a broker to place the Company's property and fidelity insurance for 1994 and was paid commissions of approximately $89,228 in 1994 for its services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year, Messrs. Alibrandi, Steinberg, Stickel and Zuccotti served as members of the Company's Compensation and Benefits Committee. None of these members is an employee or officer of the Company.

     Mr. Alibrandi is a director and a member of the compensation committee of BankAmerica Corporation, the holding company of Bank of America NT & SA ("Bank of America"). Mr. Alibrandi is also a director of Bank of America. During 1994, the Company and its subsidiaries had banking relationships with Bank of America. Such relationships, pursuant to which funds are deposited with and borrowed from Bank of America on terms which the Company believes are competitive, reasonable and customary, may continue in 1995. The total amount paid by the Company and its subsidiaries to Bank of America during 1994 pursuant to such arrangements was approximately $6.8 million. Such amount includes interest, commitment fees and other banking fees paid to Bank of America as principal and/or in its capacity as agent for other lenders participating in the syndicate, together with certain third-party expenses incurred by Bank of America which were reimbursed by the Company. Mr. Alibrandi has abstained from all votes of the Board of Directors with respect to matters involving Bank of America.

     Ms. Christine Garvey, a nominee for election to the Company's Board of Directors, is an executive officer of Bank of America.

                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 1994, including financial statements, is being sent to stockholders of record as of the close of business on April 3, 1995 together with this Proxy Statement. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 as filed with the Commission to any stockholder who submits a written request to Corporate Communications, at the Company's offices, 201 Mission Street, San Francisco, California 94105.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP ("Price Waterhouse"), the Company's independent public accountants, has examined the Company's financial statements for the fiscal year ended December 31, 1994. The Company expects representatives of Price Waterhouse to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The Price Waterhouse representatives will be given an opportunity to make a statement if they desire.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 7, 1995 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

                        CATELLUS DEVELOPMENT CORPORATION

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Nelson C. Rising, Douglas B. Stimpson and Maureen Sullivan or any of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Catellus Development Corporation (the "Company") to be held on May 31, 1995 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side hereof, and in their discretion upon such other matters as may come before the meeting.

                         (To be Signed on Reverse Side)

                                                                  See Reverse
                                                                      Side

Please mark your
votes as in this
example          X

     The shares represented hereby will be voted in accordance with the directions given by the stockholder. IF NOT OTHERWISE DIRECTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE MATTERS DESCRIBED BELOW.

     Election of Directors FOR / /  WITHHOLD / /

     Nominees:

     Joseph F. Alibrandi, Daryl J. Carter, Darla Totusek Flanagan, Christine Garvey, Judd D. Malkin, Nelson C. Rising, Joseph R. Seiger, Jacqueline R. Slater, Thomas M. Steinberg, Tom C. Stickel and Beverly Benedict Thomas.

     FOR, except vote withheld from the following nominee(s): _________________

     __________________________________________________________________________

                                                       The undersigned hereby
                                                       acknowledges receipt of
                                                       the accompanying Notice
                                                       of Meeting and Proxy
                                                       Statement and hereby
                                                       revokes any proxy or
                                                       proxies heretofore

                                                       Please sign exactly as
                                                       name(s) appear hereon.
                                                       Joint owners should each
                                                       sign. When signing as
                                                       attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such.



                                                       -------------------------
                                                             SIGNATURE(S)



                                                       -------------------------
                                                                 DATE